EXHIBIT 32
SECTION 1350 CERTIFICATION
Each of the undersigned hereby certifies in his or her capacity as an officer of Sound Financial, Inc. (the "Registrant") that the Quarter Report of the Registrant on Form 10-Q for the period ended March 31, 2014 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.
Date:	August 13, 2014	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and Chief Executive Officer

Date:	August 13, 2014	By:	/s/ Matthew P. Deines
Matthew P. Deines
Executive Vice President and
Chief Financial Officer